Q4 2025 Financial Results and Business Updates March 27, 2026 Autolus.com For Investor communication only. Not for use in product promotion. Not for further distribution. EX-99.2

If the title goes over more than one line move the subtitle text box down by 1.15cm per additional line Disclaimer These slides contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts, and in some cases can be identified by terms such as “may,” “will,” “could,” “expects,” “plans,” “anticipates,” and “believes.” These statements include, but are not limited to: statements regarding Autolus’ development and commercialization of its product candidates; Autolus' manufacturing, sales and marketing plans for AUCATZYL, including expectations regarding the commercial launch in the United States and the ability to reach patients in a timely manner; the amount and timing of milestone payments under Autolus' collaboration and license agreements; and future development plans of obe-cel, including the timing or likelihood of expansion into additional markets or geographies and related regulatory approvals. Any forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could cause actual results, performance, or events to differ materially from those expressed or implied in such statements. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation: Autolus' ability to maintain regulatory approval of AUCATZYL; its ability to execute its commercialization strategy for AUCATZYL; its ability to develop, manufacture and commercialize its other product candidates and the timing or likelihood of expansion of AUCATZYL into additional markets or geographies; Autolus' ability to maintain a commercial infrastructure and to successfully launch, market and sell AUCATZYL; actions of regulatory agencies, which may affect the initiation, timing and progress of clinical trials or future regulatory approval; the labelling for AUCATZYL/obe-cel in any future indication or patient population, if approved; the potential for payors to delay, limit or deny coverage for AUCATZYL; Autolus' ability to obtain, maintain and enforce intellectual property protection for AUCATZYL or any product candidates it is developing; the results of clinical trials are not always being predictive of future results; the cost, timing and results of clinical trials; that many product candidates do not become approved drugs on a timely or cost effective basis or at all; the ability to enroll patients in clinical trials; and possible safety and efficacy concerns. For a discussion of other risks and uncertainties, and other important factors, any of which could cause Autolus’ actual results to differ from those contained in the forward-looking statements, see the section titled “Risk Factors” in Autolus' Annual Report on Form 10-K filed with the Securities and Exchange Commission, or the SEC, on March 20, 2025, as well as discussions of potential risks, uncertainties, and other important factors in Autolus’ subsequent filings with the Securities and Exchange Commission. All information in this presentation is as of the date of the presentation, and Autolus undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law. You should, therefore, not rely on these forward-looking statements as representing the Company’s views as of any date subsequent to the date of this presentation. 2 Developing and Delivering a New Generation of T Cell Therapies

If the title goes over more than one line move the subtitle text box down by 1.15cm per additional line Agenda 3 • Welcome and Introduction: Amanda Cray, ED, Investor Relations & External Communications • Operational Highlights: Dr. Christian Itin, CEO • Financial Results: Rob Dolski, CFO • Upcoming Milestones and Conclusion: Dr. Christian Itin, CEO • Q&A: Dr. Christian Itin and Rob Dolski Developing and Delivering a New Generation of T Cell Therapies

If the title goes over more than one line move the subtitle text box down by 1.15cm per additional line 4 Strong first year of U.S. AUCATZYL® launch 2026 ExpectationsAUCATZYL Net Product Revenue Q4 2025: $23.3 Million FY 2025: $74.3 Million Developing and Delivering a New Generation of T Cell Therapies Strong initial launch based on: • Treatment center activation (67 as of 12/31/25) • Positive physician and patient experience • Reliable manufacture and delivery of product FY 2026 Net Product Revenue: $120-$135 million Shift to positive gross margin in 2026 based on increasing volumes and improved manufacturing plant operation Increase commercial footprint in the US to more than 80 treatment centers and ongoing launch in the UK

If the title goes over more than one line move the subtitle text box down by 1.15cm per additional line ASTCT 2026: AUCATZYL® patient characteristics in real world setting 5 96 patients apheresed 11/2024-1/2026 91 patients received the first infusion 91 patients received the second infusion 84 patients evaluable at D28 for response 5 patients did not receive infusion • 2 progressive disease • 2 progressive disease + infection • 1 lineage switch & CD19 loss No patient drop off between 1st & 2nd infusion Median follow up 137 days from 1st CAR T cell infusion 1 Valtis Y, et al. “Patient characteristics, toxicity, and response after real world administration of obecabtagene autoleucel and brexucabtagene autoleucel for R/R ALL: A ROCCA analysis”; TANDEM Transplantation & Cellular Therapy Meetings of ASTCT & CIBMTR; February 2026 ROCCA Consortium registry covers approximately 60% of U.S. commercial patients at data cutoff of 1/5/26 Developing and Delivering a New Generation of T Cell Therapies

If the title goes over more than one line move the subtitle text box down by 1.15cm per additional line ASTCT 2026: AUCATZYL® real world data consistent with FELIX pivotal trial 6 ROCCA Consortium registry covers approximately 60% of U.S. commercial patients at data cutoff of 1/5/26 1 Valtis Y, et al. “Patient characteristics, toxicity, and response after real world administration of obecabtagene autoleucel and brexucabtagene autoleucel for R/R ALL: A ROCCA analysis”; TANDEM Transplantation & Cellular Therapy Meetings of ASTCT & CIBMTR; February 2026 2 Roddie C, et al "Obecabtagene autoleucel in B-cell acute lymphoblastic leukemia" N Engl J Med 2024; DOI: 10.1056/NEJMoa2406526; * ROCCA: MRD measured by NGS/flow per institutional standards; FELIX: MRD measured by clonoSEQ® next-generation sequencing (NGS) assessment at 10-6 level among all patients with NGS calibration. Developing and Delivering a New Generation of T Cell Therapies Bone Marrow Disease Response ✓ Patients with lower tumor burden being treated in real-world setting compared to FELIX trial1 ✓ Improvements in both safety and efficacy in real-world data compared to FELIX trial1 ✓ Real world data show favorable safety profile with no high-grade CRS; 3% high-grade ICANS1 ✓ Disease response in FELIX trial deepened between Day 28 and Month 32 1 1 12 2 2 2 69% 48% 66% 0% 20% 40% 60% 80% 100% ROCCA Day 28* FELIX Day 28* FELIX Within M3* CR/MRD- CR/MRD unknown CR/MRD+ No Response

If the title goes over more than one line move the subtitle text box down by 1.15cm per additional line 7 Pipeline-in-a-product: expanding obe-cel's potential beyond adult B-ALL Indication Trial Status Pediatric r/r B-ALL CATULUS Phase 1/2 Systemic Lupus (SLE) CARLYSLE Phase 1 Lupus Nephritis (LN) LUMINA Phase 2 Progressive Multiple Sclerosis BOBCAT Phase 1 Oncology Autoimmune • Investigator-sponsored trials in earlier line settings of acute lymphoblastic leukemia (ALL) • Real world experience obe-cel data being generated by ROCCA Consortium in r/r aALL Developing and Delivering a New Generation of T Cell Therapies Phase 2 expansion enrolling; data expected at end of 2027 Aligned with FDA on protocol design to support potential registration Phase 2 enrolling; data expected in 2028 Aligned with FDA on protocol design to support potential registration Supported by external opportunities: Initial data reported; longer-term follow up expected at end of 2026 Phase 1 enrolling; initial data expected at end of 2026; full data in 2027

If the title goes over more than one line move the subtitle text box down by 1.15cm per additional line Pediatric r/r B-ALL: CATULUS phase 1 safety data1 Developing and Delivering a New Generation of T Cell Therapies 8 Safety profile of obe-cel in pediatric patients consistent with that previously reported in adults 1Ghorashian et. al. ASH 2025 Annual Meeting (subset of presented data) *One patient experienced both Grade 3 CRS and Grade 3 ICANS. B-ALL, B-cell acute lymphoblastic leukemia; CRS, cytokine release syndrome; ICANS, immune effector cell-associated neurotoxicity syndrome; IVIG, intravenous immunoglobulin

If the title goes over more than one line move the subtitle text box down by 1.15cm per additional line Pediatric r/r B-ALL: CATULUS Phase 1 data show promising initial response Developing and Delivering a New Generation of T Cell Therapies 9 At median follow-up of 8.8 months in pediatric r/r B-ALL patients: ORR was 95.5%; CR was achieved in 90.9% Ghorashian et. al. ASH 2025 Annual Meeting Swimmer plot showing disease assessments in the B-ALL cohort

If the title goes over more than one line move the subtitle text box down by 1.15cm per additional line Development Rationale: High Unmet Medical Need Pediatric r/r B-ALL: CATULUS progressed to pivotal Phase 2 10 Regenerative Medicine Advanced Therapy (RMAT) designation supports development pathway Developing and Delivering a New Generation of T Cell Therapies • Kymriah approved for refractory and 2nd relapse patients - excluding first line high-risk relapsed patients • Obe-cel aims to include all patients post-frontline therapy, including first line high-risk relapsed patients CATULUS Phase 2 Pivotal CATULUS trial is currently enrolling; data expected at end of 2027 • 30 patients • International study (US, UK, SP) • Collaboration with Children's Oncology Group (COG) • Ages 0 - 18 and a minimum weight of 6 kg • Single weight-based infusion of 1 million cells per kg

srSLE: CARLYSLE study data support advancing into pivotal trial Patient population: • Patients were significantly impaired with their kidney function and had across the board some of the highest SLEDAI-2K disease scores included in current SLE studies Efficacy: Median follow up of 11.4 months in 50 million cell dose cohort • Achievement of DORIS in 83.3% (n=5/6) of patients • Achievement of renal complete remission in 50% (n=3/6 pts) of patients Safety: Obe-cel was generally well tolerated in all patients with no ICANS, no high-grade CRS PK/Biomarkers: All patients showed deep B-cell depletion shortly after infusion, which was subsequently followed by a predominance of naïve B-cell reconstitution, suggesting an obe-cel-driven immune reset Developing and Delivering a New Generation of T Cell Therapies 50 million cell dose selected as recommended Phase 2 dose Leandro et al., American College of Rheumatology Conference 2025 Abstract #2458 11

srSLE: CARLYSLE Phase 1 interim data summary Developing and Delivering a New Generation of T Cell Therapies 12

If the title goes over more than one line move the subtitle text box down by 1.15cm per additional line Development Rationale Lupus nephritis development strategy 13 Leveraging a fast to market strategy Developing and Delivering a New Generation of T Cell Therapies • LN is assessed by quantitative lab- parameter based endpoints (CRR) vs. SLE with a composite endpoint depending on clinical assessments • Current guidelines require for Class III/IV LN triple therapy including B-cell modifier or CNI, without any treatment options for those being refractory to both • Lack of SOC for refractory LN opens the possibility to single arm trial path for initial approval • Outcome of refractory LN single arm trial serves as good predictor for RCT in earlier LN vs. SOC DL1 n=6 + AYA n=3 DL2 n=6 SLE with kidney manifestation Refractory LN n=30 RCT in LN vs. SoC SoC Obe-cel LN II I/ IV ±V CARLYSLE Trial Phase 1 LUMINA Trial Phase 2 Ph3 Randomized Controlled vs SoC First Approval Label Expansion LUMINA trial is currently enrolling; data anticipated in 2028

If the title goes over more than one line move the subtitle text box down by 1.15cm per additional line Multiple sclerosis development strategy 14 Establish Phase 1 Clinical Proof of Concept in MS 3 x 6 dose escalation design - a higher dose may be required for CNS effect Biomarker readouts to provide nearer term evidence of biological effect at 6 months + Definitive clinical outcomes based on clinical disability progression at 12 months + Initiate Phase 2/3 study in progressive MS patients exhibiting PIRA • Anticipate a randomised phase 2/3 study design as path to approval • Phase 1 clinical PoC is derisking for initiation of development in other neurology indications Developing and Delivering a New Generation of T Cell Therapies First patient dosed in BOBCAT trial in October 2025

Financial Results

If the title goes over more than one line move the subtitle text box down by 1.15cm per additional line Financial summary – key metrics* USD ($’ 000) Q4 2025 Q4 2024 Variance Product revenue, net 23,269 -- -- Cost and operating expenses: Cost of sales (25,330) (11,387) (13,943) Research and development expenses, net (35,633) (30,830) (4,803) Selling, general and administrative expenses (35,792) (33,676) (2,116) Loss from operations (72,466) (75,864) 3,398 Total comprehensive loss (90,768) (55,882) (34,886) 16 *Select metrics only; for full financials please refer to the Company’s 10-K filing Based on current operating plans, including anticipated AUCATZYL® net revenues, Autolus expects that its current and projected cash, cash equivalents and marketable securities will be sufficient to fund the Company’s operations into Q4 2027. $300.7M** as of December 31, 2025 **Cash, cash equivalents and marketable securities Developing and Delivering a New Generation of T Cell Therapies Refinement in product revenue accounting: Now recognize both the full value of product sales and the associated cost of goods sold upon confirmation of the second dose administration for Aucatzyl.

Upcoming news flow

Upcoming milestones Anticipated Milestone or Catalyst Anticipated Timing Virtual KOL Event Webcast: Spotlight on ALL April 8, 2026 Longer-term follow up data from CARLYSLE trial Year End 2026 Initial clinical data from BOBCAT Phase 1 trial in progressive MS Year End 2026 Initial clinical data from ALARIC Phase 1 trial in AL amyloidosis (UCL collab) Year End 2026 BOBCAT trial Phase 1 full data 2027 CATULUS trial pediatric Phase 2 data Year End 2027 LUMINA trial LN Phase 2 data 2028 Obe-cel Oncology Obe-cel Autoimmune/B cell Mediated Disease 18 Developing and Delivering a New Generation of T Cell Therapies

Join us: Spotlight on Acute Lymphoblastic Leukemia (ALL) Program Wednesday, April 8, 2026 1:00pm EDT / 6:00pm BST • Dr. Jae Park, MSKCC: Adult ALL treatment landscape and unmet medical need • Dr. Lori Muffly, Stanford Medicine: ROCCA real world experience - AUCATZYL® first year of launch • Dr. Elias Jabbour, MDACC: Investigator sponsored trials and opportunity to move into earlier lines of therapy • Dr. Michael Pulsipher, Utah University Huntsman CI: Medical need in pediatric patients and Autolus’ recent CATULUS data The event will be webcast live and can be accessed on the Events page of the Autolus website: https://www.autolus.com/investor-relations-media/events/ A replay will be available following the event. 19 Investor Event Developing and Delivering a New Generation of T Cell Therapies

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